Exhibit 4.6
FIRST SUPPLEMENTAL INDENTURE
     Supplemental Indenture (this “Supplemental Indenture”), dated as of February 21, 2006, among Prince Telecom Holdings, Inc. (the “Guaranteeing Subsidiary”), a subsidiary of Dycom Investments, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wachovia Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture”), dated as of October 11, 2005 providing for the issuance of 8?% Senior Subordinated Notes due 2015 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: February 21, 2006

PRINCE TELECOM HOLDINGS, INC.
By:	/s/ Richard L. Dunn
	Name:	Richard L. Dunn
	Title:	Assistant Treasurer

DYCOM INVESTMENTS, INC.
By:	/s/ Richard L. Dunn
	Name:	Richard L. Dunn
	Title:	Treasurer

ANSCO & ASSOCIATES, LLC
APEX DIGITAL, LLC
C-2 UTILITY CONTRACTORS, LLC
CABLECOM, LLC
CAN-AM COMMUNICATIONS, INC.
COMMUNICATIONS CONSTRUCTION GROUP, LLC
DYCOM CAPITAL MANAGEMENT, INC.
DYCOM IDENTITY, LLC
ERVIN CABLE CONSTRUCTION, LLC
GLOBE COMMUNICATIONS, LLC
INSTALLATION TECHNICIANS, LLC
IVY H. SMITH COMPANY, LLC
LAMBERTS CABLE SPLICING COMPANY, LLC
LOCATING, INC.
NICHOLS CONSTRUCTION, LLC
NIELS FUGAL SONS COMPANY, LLC
POINT TO POINT COMMUNICATIONS, INC.
PRECISION VALLEY COMMUNICATIONS OF VERMONT, LLC
RJE TELECOM, LLC
STAR CONSTRUCTION, LLC
STEVENS COMMUNICATIONS, LLC
S.T.S., LLC
TCS COMMUNICATIONS, LLC
TESINC, LLC

UNDERGROUND SPECIALTIES, LLC US COMMUNICATIONS CONTRACTORS, LLC UTILIQUEST, LLC WHITE MOUNTAIN CABLE CONSTRUCTION, LLC

By:	/s/ Richard L. Dunn
	Name:	Richard L. Dunn
	Title:	Treasurer

SCHENCK COMMUNICATIONS LIMITED PARTNERSHIP
By:	CAN-AM COMMUNICATIONS, INC.,
General Partner

By:	/s/ Richard L. Dunn
	Name:	Richard L. Dunn
	Title:	Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION as Trustee
By:	/s/ Terrence Rawlins
Authorized Signatory